Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of SunGard Data Systems Inc. of our reports dated March 8, 2006 and March 9, 2007 relating to the financial statements of SunGard Data Systems Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Summary Historical Consolidated Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 25, 2007